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                                                           Exhibit 3.1

             FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                           OF EXACT LABORATORIES, INC.

                             A DELAWARE CORPORATION

         Exact Laboratories, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         1.       The name of the Corporation is Exact Laboratories, Inc.

         2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 10, 1995 under the name "Lapidus Medical Systems, Inc.". A Certificate of Amendment to the Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on February 24, 1995. A Certificate of Amendment to the Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on January 12, 1996. A Certificate of Amendment filed February 27, 1996. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 10, 1996. The Second Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on September 23, 1996. The Third Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on December 11, 1996. The Fourth Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on March 17, 1998. A Certificate of Amendment to the Fourth Amended and Restated Certificate was filed with the Secretary of State of Delaware on March 31, 2000.

         3. The provisions of the Fourth Amended and Restated Certificate of Incorporation, as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled the Fifth Amended and Restated Certificate of Incorporation of Exact Laboratories, Inc.

         4. The amendments and the restatement of the Fifth Amended and Restated Certificate of Incorporation have been authorized in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The Fourth Amended and Restated Certificate of Incorporation, as amended and restated herein, shall upon the effective date of this Fifth Amended and Restated Certificate of Incorporation, read as follows:

                  FIRST. The name of this corporation is Exact
                  Laboratories, Inc.

                  SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

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                  THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 12,155,929 shares, consisting of 7,500,000 shares of Common Stock with a par value of one cent ($.01) per share (the "Common Stock") and 4,655,929 shares of preferred stock with a par value of one cent ($.01) per share, of which 1,000,000 shares shall be designated as shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 1,250,000 shares shall be designated as shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock"), 1,015,000 shares shall be designated as shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") and 1,390,929 shares shall be designated as shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock" and together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the "Preferred Stock").

         Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the holders of Common Stock shall vote together with the holders of the Preferred Stock as a single class with respect to any proposed amendment hereto that would increase the number of authorized shares of Common Stock or Preferred Stock with each such share being entitled to such number of votes per share as is provided in this Article Fourth, and the holders of the Common Stock shall not be entitled to a separate class vote with respect thereto.

         A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

         A.       PREFERRED STOCK

                  The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation's Board of Directors may determine. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

                  Except as otherwise expressly provided in this certificate of incorporation the Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the

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State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series MAY: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any;
(vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this certification of incorporation or the Corporation's By-Laws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this certificate of incorporation.

                  The designations, preferences, voting powers, relative, participating, optional or other special rights and privileges of the Preferred Stock are as follows:

         1. DESIGNATION. One million (1,000,000) shares of the Preferred Stock, $.01 par value per share, authorized under the certificate of incorporation shall be designated the Series A Preferred Stock. One million two hundred fifty thousand (1,250,000) shares of the Preferred Stock authorized under the certificate of incorporation shall be designated the Series B Preferred Stock. One million fifteen thousand (1,015,000) shares of the Preferred Stock authorized under the Restated Certificate of Incorporation shall be designated the Series C Preferred Stock. One million three hundred ninety thousand nine hundred twenty-nine (1,390,929) shares of the Preferred Stock authorized under the certificate of incorporation, shall be designated the Series D Preferred Stock.

         2. DIVIDENDS. In the event the Corporation declares any dividend (other than dividends payable in shares of capital stock of the Corporation, provision for which is made in Section 5 below) on the shares of Common Stock, the holders of the outstanding shares of Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends per share of Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which such share of Preferred Stock could be converted pursuant to
Section 5 below, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Except as set forth in the preceding sentence, the shares of Preferred Stock shall have no right to receive dividends from the Corporation.

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         3. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or other payment is made to any holders of any class or series of capital stock of the Corporation, the holders of each share of Preferred Stock shall be entitled to be paid first (before any distribution or other payment is made to any holders of any class or series of capital stock of the Corporation) out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to $ 22.50 per share in the case of Series D Preferred Stock, $10.50 per share in the case of Series C Preferred Stock, $3.95 per share in the case of Series B Preferred Stock and $1.16 per share in the case of Series A Preferred Stock (which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Preferred Stock) plus, in the case of each such Series, all declared and unpaid dividends thereon. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for cash, securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction or a merger or consolidation in which the holders of outstanding shares of the Corporation become, solely by means of such merger or consolidation, the holders of a majority of the voting securities of such other entity), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3.

         If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amounts to which they shall be entitled, the holders of Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         After such payment shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payment, the holders of the Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation and shall have no further rights of conversion, and the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock.

                  (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         4. VOTING POWER. (a) Except as expressly required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to

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the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of
Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as expressly required by law and except as provided in Section 4(b), the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters.

                  (b) PROTECTIVE PROVISIONS. In addition to any vote of the holders of any class or series of stock of the Corporation provided by law, approval of at least two-thirds of the number of shares of Common Stock issuable upon conversion of all Preferred Shares will be required for any amendment of the Corporation's certificate of incorporation or by-laws that is adverse to the Preferred Stock and this approval shall be in addition to any other vote required by state law. Approval of at least two-thirds of the number of shares of Common Stock issuable upon conversion of all Preferred Shares will be required for approval of (i) the payment of any dividend or distribution on any shares of capital stock of the Corporation except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (ii) any repurchase by the Corporation of any of its capital stock except such shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation thereof, (iii) the sale of all or substantially all of the assets of the Corporation, and (iv) the merger or consolidation of the Corporation. The foregoing approvals shall be in addition to any other vote required by state law.

         5. CONVERSIONS. The holders of shares of Preferred Stock shall have the following conversion rights:

                  5A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (a) in the case of the Series A Preferred Stock (i) multiplying the number of shares of Series A Preferred Stock to be so converted by $1.16 and (ii) dividing the result by the conversion price of $1.16 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price"), (b) in the case of the Series B Preferred Stock (i) multiplying the number of shares of Series B Preferred Stock to be so converted by $3.95 and (ii) dividing the result by the conversion price of $3.95 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as

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last adjusted, being referred to as the "Series B Conversion Price"), (c) in the case of the Series C Preferred Stock (i) multiplying the number of shares of Series C Preferred Stock to be so converted by $10.50 and (ii) dividing the result by the conversion price of $10.50 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series C Conversion Price") and (d) in the case of the Series D Preferred Stock (i) multiplying the number of shares of Series D Preferred Stock to be so converted by $22.50 and (ii) dividing the result by the conversion price of $22.50 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series D Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                  5B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or Series D Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  5C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares

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converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                  5D. ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in subparagraph 5F, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing applicable Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale; PROVIDED, HOWEVER, in no case shall the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, be less than the Series A Conversion Price.

         For purposes of this subparagraph 5D, the following subparagraphs 5D(1) to 5D(7) shall also be applicable:

                  5D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series B Conversion Price, the Series C

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      Conversion Price or the Series D Conversion price, as the case may be, in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5D(3), no adjustment of the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  5D(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5D(3), no adjustment of the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, have been or are to be made pursuant to other provisions of this subparagraph 5D, no further adjustment of the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, shall be made by reason of such issue or sale.

                  5D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1) or 5D(2), or the rate at which Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but

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                                      -9-

      not limited to, changes under or by reason of provisions designed to protect against dilution), the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, in effect at the time of such event shall forthwith be readjusted to the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, then in effect hereunder shall forthwith be increased to the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion price, as the case may be, which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                  5D(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at the fair market value thereof as determined in good faith by the Board of Directors.

                  5D(5) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or placement agency fees paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  5D(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date

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                                      -10-

      shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  5D(7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation and treated as treasury shares for purposes of generally accepted accounting principles, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 5D.

                  5E. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price in the case of the issuance from and after the date of filing of this certificate of incorporation of securities issued (A) upon conversion of any of the Preferred Shares, (B), securities issued pursuant to an acquisition transaction approved by the Company's Board of Directors and pursuant to which the Company acquires not less than 51% of the voting power of the acquisition target and after giving effect to such transaction the stockholders of the Company prior to such transaction continue to hold at least fifty-one (51%) of the voting power of the Company (on a fully diluted basis after giving effect to the exercise or conversion of all options, warrants and other convertible securities then outstanding), (C) pursuant to a firm commitment public offering, (D) pursuant to the sale of common stock or the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Corporation in connection with their service to the Corporation issued prior to or after the date hereof (or retention as consultants), not to exceed in the aggregate 1,200,000 shares of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock), plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor); provided, however, that the aggregate number of shares of common stock and options to purchase common stock may be increased with the consent of a majority of the directors who were designated as Investor Nominees pursuant to the Second Amended and Restated Stockholders Agreement dated as of April 6, 2000 (the "Investor Nominees") or
(E) to such strategic partners and in such amounts as may be approved with the consent of a majority of the directors who were designated as Investor Nominees.

                  5F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or the Series D Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 5D(4) by reason thereof.

                  5G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  5H. NOTICE OF ADJUSTMENT. Upon any adjustment of the Series A Conversion Price, Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                  5I.      OTHER NOTICES.  In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

                  5J. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

                  5K. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

                  5L. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                  5N. DEFINITION OF COMMON STOCK. As used in this paragraph 5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of this Fifth Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5G.

                  5O. MANDATORY CONVERSION. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (ii) the price paid by the public for such shares shall be at least $32.14 per share (appropriately adjusted pro rata and pursuant to this Section 5 to reflect the occurrence of any event described in subparagraphs 5D, 5E and 5F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 5. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 5C. Until such time as a holder of shares Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

         6. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

         7.       NOTICES OF RECORD DATE.  In the event of

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

         B.       COMMON STOCK

                  1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

                  2. VOTING RIGHTS. Except as otherwise required by law or this certificate of incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, with each such share being entitled to such number of votes per share as is provided in this Article FOURTH.

                  3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

                  4. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this certificate of incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                  FIFTH.   The Corporation is to have perpetual existence.

                  SIXTH.   In furtherance and not in limitation of the powers
      conferred by the laws of the State of Delaware:

         A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                  SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  EIGHTH. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Expenses incurred in defending a pending or threatened civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in this Article VIII to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation as authorized in this Article VIII. The right to indemnification and advancement of expenses on the condition specified herein conferred by this
Article VIII shall be deemed to be a contract between the Corporation and each person referred to herein.

                  NINTH. Subject to this Fifth Amended and Restated Certificate of Incorporation, as it may be amended from time to time in accordance herewith, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned has executed this certificate on April 7, 2000.

                                    EXACT LABORATORIES, INC.

                                    /s/ Stanley N. Lapidus
                                    ------------------------------
                                    President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            EXACT LABORATORIES, INC.

         EXACT Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of EXACT Laboratories, Inc. (the "Corporation") at a meeting of the Board of Directors, by at least a majority of its members, duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware, (i) proposing an amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation,
(ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to the stockholders of the Corporation for approval thereby. The resolutions setting forth the amendment and directing that such amendment be submitted to the stockholders are as follows:

RESOLVED:            That, subject to stockholder approval, the Corporation
                     amend its Fifth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the Sate of Delaware (the "Certificate of Incorporation") so that, as amended, Article FIRST of the Certificate of Incorporation shall be read in its entirety as set forth below, and such amendment is hereby recommended to the stockholders of the Corporation (the "Stockholders") as being advisable and in the best interests of the Corporation and its Stockholders.

                             "FIRST. The name of the corporation is EXACT Corporation (The "Corporation").

RESOLVED:             That the proposal to amend the Certificate of
                      Incorporation, as set forth in the preceding resolution, be submitted to the Stockholders of the Corporation entitled to vote thereon for their approval in compliance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

RESOLVED:             That, subject to the approval by the Stockholders of the
                      proposal to amend the Certificate of Incorporation as described in the foregoing resolution, the Secretary hereby is, authorized and directed to amend the Certificate of Incorporation as set forth above and to file such amendment with the Secretary of State of the State of Delaware.

         SECOND: That stockholders of the Corporation holding the necessary number of shares of the outstanding capital stock of the Corporation as required by statute and the Certificate of Incorporation of the Corporation approved said amendment by written consent effective September 12, 2000, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and written notice of such action by written consent of stockholders has been given in accordance with said Section 228.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, said EXACT Laboratories, Inc. has caused this certificate to be executed by Stanley N. Lapidus, its secretary, on this 12th day of September 2000.

                                        EXACT LABORATORIES, INC.

                                        By: /s/ Stanley N. Lapidus
                                           -----------------------
                                        Name:  Stanley N. Lapidus
                                        Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

            FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               EXACT CORPORATION

      Exact Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of Exact Corporation (the "Corporation") at a meeting of the Board of Directors, by at least a majority of its members, duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware, (i) proposing an amendment to the Fifth Amended and Restated Certificate of Incorporation, as amended, (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to the stockholders of the Corporation for approval thereby. The resolutions setting forth the amendment and directing that such amendment be submitted to the stockholders are as follows:

RESOLVED:            That, subject to stockholder approval, the first paragraph of Article FOURTH (the "CERTIFICATE OF INCORPORATION") of the Corporation's Fifth Amended and Restated Certificate of
                     Incorporation, as amended, be further amended by deleting such paragraph in its entirety and replacing it with the following:

                             "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 104,700,373 shares, consisting of 100,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 4,700,373 shares of Preferred Stock with a par value of $.01 per share, (the "Preferred Stock"), of which 1,000,000 shares are designated as Series A Convertible Preferred Stock, 1,250,000 shares are designated as Series B Convertible Preferred Stock, 1,015,000 shares are designated as Series C Convertible Preferred Stock and 1,435,373 shares are designate as Series D Convertible Preferred Stock."

RESOLVED:             That the proposal to amend the Certificate of
                      Incorporation, as set forth in the preceding resolution, be submitted to the Stockholders of the Corporation entitled to vote thereon for their approval in compliance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

RESOLVED:             That, subject to the approval by the Stockholders of the
                      proposal to amend the Certificate of Incorporation as described in the foregoing resolution, the Secretary hereby is, authorized and directed to amend the Certificate of Incorporation as set forth above and to file such amendment with the Secretary of State of the State of Delaware.

         SECOND: That stockholders of the Corporation holding the necessary number of shares of the outstanding capital stock of the Corporation as required by statute and the Certificate of Incorporation of the Corporation approved said amendment by written consent effective October __, 2000, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and written notice of such action by written consent of stockholders has been given in accordance with said Section 228.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, said Exact Corporation has caused this certificate to be executed by Stanley N. Lapidus, its Secretary, on this 20th day of October 2000.

                                                     EXACT CORPORATION

                                                     By: /s/ Stanley N. Lapidus
                                                         ----------------------
                                                         Stanley N. Lapidus
                                                         Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                EXACT CORPORATION


         EXACT Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of EXACT Corporation (the "Corporation") at a meeting of the Board of Directors, by at least a majority of its members, duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware, (i) proposing an amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation,
(ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to the stockholders of the Corporation for approval thereby. The resolutions setting forth the amendment and directing that such amendment be submitted to the stockholders are as follows:

RESOLVED:            That, subject to stockholder approval, the first paragraph of Article FIRST (the "Certificate of Incorporation") of the Corporation's Fifth Amended and Restated Certificate of
                     Incorporation, as amended, be further amended by deleting such paragraph in its entirety and replacing it with the following:

                             "FIRST. The name of the corporation is EXACT SCIENCES CORPORATION (The "Corporation").

RESOLVED:             That the proposal to amend the Certificate of
                      Incorporation, as set forth in the preceding resolution, is hereby recommended to the Stockholders of the Corporation as being advisable and in the best interests of the Corporation and its Stockholders and

RESOLVED:             That the proposal to amend the Certificate of
                      Incorporation, as set forth above, be submitted to the Stockholders of the Corporation entitled to vote thereon for their approval in compliance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

RESOLVED:             That, subject to the approval by the Stockholders of the
                      proposal to amend the Certificate of Incorporation as described in the foregoing resolution, the Secretary hereby is, authorized and directed to amend the Certificate of

                      Incorporation as set forth above and to file such amendment with the Secretary of State of the State of Delaware.

         SECOND: That stockholders of the Corporation holding the necessary number of shares of the outstanding capital stock of the Corporation as required by statute and the Certificate of Incorporation of the Corporation approved said amendment by written consent effective December 1, 2000, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and written notice of such action by written consent of stockholders has been given in accordance with said Section 228.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, said EXACT Corporation has caused this certificate to be executed by Stanley N. Lapidus, its secretary, on this 1st day of December 2000.

                                                     EXACT CORPORATION



                                                     By: /s/ STANLEY N. LAPIDUS
                                                         ----------------------
                                                     Name:  Stanley N. Lapidus
                                                     Title: Secretary